BankAtlantic Bancorp Reports Financial Results
For the Third Quarter, 2008
Results reflect an 80% Improvement over the Third Quarter, 2007
     FORT LAUDERDALE, Florida — October 28, 2008 —BankAtlantic Bancorp, Inc. (NYSE: BBX) today reported a net loss of ($6.1) million, or ($0.54) per diluted share, for the quarter ended September 30, 2008, representing a $23.5 million or 80.0% improvement compared to the net loss of ($29.6) million or ($2.61) per diluted share for the third quarter of 2007. BankAtlantic Bancorp (“the Company”) reported a net loss of ($19.4) million, or ($1.73) per diluted share, for the second quarter of 2008.
     The Company reported a net loss from continuing operations (excludes additional proceeds received from the sale of Ryan Beck in February 2007, reflected as discontinued operations) of ($11.0) million, or ($0.98) per diluted share, for the quarter ended September 30, 2008, representing a 62.9% improvement compared to the net loss from continuing operations of ($29.6) million, or ($2.61) per diluted share, for the comparable quarter of 2007. The Company reported a net loss from continuing operations of ($19.4) million, or ($1.73) per diluted share, for the second quarter of 2008.
     BankAtlantic, the banking subsidiary of BankAtlantic Bancorp, reported a net loss of ($2.1) million for the third quarter of 2008, compared to a net loss of ($27.1) million for the third quarter of 2007, and a net loss of ($14.1) million for the second quarter of 2008, an 85.1% improvement.
     BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “In the face of extremely challenging economic conditions and unprecedented turbulence in the financial sector, we are pleased with the continued improvements and efficiencies produced during the third quarter and over the last nine months. We believe this quarter’s results are a strong reflection of the improvement in BankAtlantic’s core operations. As discussed in detail below, as of September 30, 2008:
•	“BankAtlantic continues to maintain consistently solid capital levels, exceeding all regulatory ‘well capitalized’ thresholds;

•	“Third quarter net charge-offs declined from $22.8 million in the second quarter of 2008 to $14.9 million, a 68.3% and 34.5% improvement over the first and second quarters of 2008, respectively. Likewise, the third quarter provision for loan losses of $22.9 million was significantly lower than provisions for the first and second quarters of 2008 and for the third quarter of 2007;

•	“Total delinquencies during the 2008 third quarter, excluding non-accrual loans and certain Commercial Real Estate loan renewals in process, increased 8 basis points from the second quarter 2008;

•	“Net interest margin remained relatively stable, declining two basis points for the third quarter of 2008 compared to the second quarter of 2008;

•	“Our savings from expense reduction initiatives in the third quarter of 2008 yielded a 7.6% improvement over the second quarter of 2008, and an 18.0% improvement over the third quarter of 2007;
     “BankAtlantic has experienced a number of economic cycles since 1952, and while no cycle or downturn is exactly the same, BankAtlantic emerged from each a more efficient, more profitable company. Again, we are working hard to position our company for improved operating performance and steady growth, while maintaining prudent risk management policies. BankAtlantic’s lending practices never included subprime, option-arm or negative amortization products. Additionally, BankAtlantic’s investment portfolio does not include credit default swaps, commercial paper, collateralized debt obligations (CDO’s), structured investment vehicles (SIV’s), or Fannie Mae or Freddie Mac equity or debt securities.
     “As banks and their names change in our markets, BankAtlantic remains ready to serve all Floridians. Customers do have a choice as to who their next bank is. BankAtlantic, ‘Florida’s Most Convenient Bank’, is here with a deep commitment to provide seven-day convenience, unparalleled service, and an attractive mix of banking products and services,” concluded Alan B. Levan.

BankAtlantic Highlights:
BankAtlantic Performance:
     Net Income — BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “We continue to make progress in improving our operations, even in the midst of a recessionary economy and despite the losses associated with our loan portfolios.
     “Year-to-date, pre-tax core operating earnings, which exclude the impact of loan loss provisions and impairment, restructuring and exit activity expenses, were $54.0 million versus $42.7 million at September 30, 2007, representing a 26.4% improvement. The third quarter 2008 pre-tax core operating earnings were $18.8 million compared to the $20.3 million reported for the second quarter of 2008, with the variance due primarily to $2.0 million in net securities activities in the second quarter of 2008 that did not recur in the third quarter and higher professional fees in the 2008 third quarter. Loan loss provisions, impairment, restructuring and exit activity expenses were ($23.4) million and ($43.8) million for the three months ended September 30, 2008 and June 30, 2008, respectively, and aggregated ($110.0) million and ($76.0) million for the nine months ended September 30, 2008 and 2007, respectively. Details for each period are provided in the supplementary financial statements included with this press release. We believe these improvements reflect management’s focus on reducing operating expenses and improving results in our core operations in spite of the challenges in the current economic environment.
     “BankAtlantic is in the process of completing its annual goodwill impairment analysis. Although the analysis is not yet complete and may not be complete until the fourth quarter, the initial review process indicates that based on a combination of factors, including the economic environment and a sustained decline in the Company’s stock price, goodwill in one or more of BankAtlantic’s reporting units might be determined to be impaired. As a result of the initial review, additional analysis is required and the Company is performing that analysis. While BankAtlantic carries approximately $70.5 million of goodwill on its balance sheet, any potential impairment charge related to goodwill would have no impact whatsoever on BankAtlantic’s operations, cash balances, liquidity or capital levels.

     Capital Strength — “BankAtlantic continues to be well-capitalized. At September 30, 2008, BankAtlantic’s Core, Tier I and Total Capital ratios were 6.89%, 9.95% and 11.75%, respectively, consistent with expectations and well in excess of the regulatory well-capitalized thresholds of 5.0%, 6.0% and 10.0%. BankAtlantic’s ratio of non-performing assets to common equity plus reserves was 17.05% at September 30, 2008. BankAtlantic Bancorp contributed $10.0 million in capital to BankAtlantic during the third quarter of 2008, and has contributed $65.0 million of capital year-to-date, offsetting the impact of credit losses and further strengthening the Bank’s already well-capitalized base.
     Deposits and Liquidity — “BankAtlantic’s deposit base continues to be a strong and stable funding source, with over 68% of our $3.9 billion in total deposits at September 30, 2008 comprised of non-CD balances, with an average cost of deposits for the third quarter 2008 of 1.57%. Historically, the third quarter has been a soft deposit growth period for BankAtlantic due to the seasonality of our primary markets and total deposit balances declined approximately 1.7% between the second and third quarter 2008, materially consistent with the 1.2% decline in total deposits between the second and third quarter 2007. We believe the decline is a result of normal seasonality factors combined with competitive deposit pricing in our marketplace and the overall impact of the economic environment on our depositor base.
     “Overall liquidity remains strong. We effectively reduced our period-end borrowings at September 30, 2008 through a $256.2 million reduction of assets, primarily through scheduled runoff of residential loans and tax certificates. Further, BankAtlantic’s brokered deposit balances at September 30, 2008 amounted to only 4.0% of its total deposits, significantly below other Florida financial institutions.
     Net Interest Margin — “Net interest income for the third quarter of 2008 improved to $51.2 million compared to $49.9 million in the previous quarter and $49.2 million in the corresponding 2007 quarter. The tax equivalent net interest margin was 3.56% in the third quarter of 2008, compared to 3.58% in the second quarter of 2008, and 3.59% in the corresponding quarter of 2007. Additionally, average earning assets increased $200.6 million and $20.1 million compared to the second quarter of 2008 and the comparable quarter of 2007, respectively, due primarily to seasonal growth in tax certificates, offset by our decision to slow loan growth as part of our credit risk management initiatives. Although we experienced considerable pricing pressures from competitors and some shifts in our deposit mix to higher cost deposits during the quarter, our net interest spread remained stable at 3.16% in the third quarter 2008 compared to 3.15% in the second quarter 2008.

     Non-interest income — “Non-interest income, of which approximately 70.5% is associated with our core deposit account base, continues to provide a consistent and stable source of income for BankAtlantic. Non-interest income for the third quarter of 2008 was $33.9 million, a slight decrease from the second quarter of 2008 and third quarter of 2007. The decline was due primarily to securities activities in prior periods that did not recur in the third quarter of 2008, as well as a focused attempt to reduce fee and check losses. We believe this initiative will have a net, long term benefit to the Bank, even though the initial impact to fee income is slightly negative. Total non-interest income for the third quarter was 39.9% of total revenues.
     Non-interest expense — “Year-to-date, excluding impairment, restructuring and exit activity charges of $6.4 million in 2008 and $14.7 million in 2007, non-interest expense improved $15.7 million or 7.3% from the 2007 year-to-date period. Excluding impairment, restructuring and exit activity charges of $11.0 million in the third quarter of 2007 and of $0.5 million in the third quarter of 2008, non-interest expense during the third quarter of 2008 was $66.3 million, an improvement of $4.2 million or 6.0% from the comparable 2007 quarter. Total non-interest expense was $66.8 million in the third quarter of 2008, compared to $81.5 million in the third quarter of 2007 and $72.3 million in the second quarter of 2008.
Credit Risk Management:
     Credit — “BankAtlantic experienced third quarter net charge-offs of $14.9 million, representing a 68.3% and 34.5% improvement over the first and second quarters of 2008, respectively. The Commercial Real Estate charge-offs in the third quarter amounted to $5.0 million, the majority of which related to one loan.
     “The provision for loan losses in the third quarter of 2008 was $22.9 million, significantly lower than the provisions of $37.8 million for the second quarter of 2008 and $48.9 million for the third quarter of 2007. BankAtlantic’s allowance for loan losses increased to $106.4 million at September 30, 2008, representing 2.40% of total loans, compared to 2.21% at June 30, 2008 and 1.97% at September 30, 2007. The increase in the allowance was primarily related to increases in our Consumer loan portfolio reserves. The ratio of the allowance to non-accrual loans at September 30, 2008 was 118.6%. Total non-accrual loans increased approximately $12 million in the third quarter of 2008 compared to the second quarter of 2008, in part due to backlogs in foreclosure activity in the residential portfolio. Commercial Real Estate non-accrual loan balances remained relatively unchanged from the prior quarter.

     “Total delinquencies, excluding non-accrual loans and certain Commercial Real Estate renewals in process, increased 8 basis points from the second quarter of 2008. Delinquencies in the Commercial Real Estate and Small Business portfolios remained unchanged from the preceding quarter, and the Consumer portfolio improved 37 basis points. The Purchased Residential portfolio delinquencies, excluding non-accrual loans, increased 29 basis points to 0.73% during the quarter. However, this Residential portfolio has favorable loan to values and continues to experience low losses. (See details of charge-offs, non-accrual loans and delinquencies in the Capital & Credit Highlights tables below.)
     Commercial Real Estate Loans — “The Bank’s Commercial Real Estate loan portfolio at September 30, 2008 totaled $1.2 billion, including the following loan categories:
     “Builder land bank loans: This category of 7 loans aggregates $63.1 million; 2 of the loans, totaling $17.6 million, are on non-accrual.
     “Land acquisition and development loans: This category of 26 loans aggregates $178.1 million; one loan, totaling $3.2 million, is on non-accrual.
     “Land acquisition, development and construction loans: This category of 15 loans aggregates $77.7 million; 2 of these loans, totaling $17.3 million, are on non-accrual.
     “These non-accrual commercial real estate loans are reflected on the Bank’s financial statements at approximately 46% of their principal balances before charge-offs or specific reserves. These three loan categories that we identified in the third quarter of 2007 continue to be the source for the majority of the Commercial Real Estate non accruals and related charge-offs. We expect continued pressure on this portfolio throughout 2008, including the possibility of additional non-accrual loans, provisions and charge-offs.

     Purchased Residential Loans — “Our Purchased Residential loan portfolio was $1.9 billion at quarter-end, representing 43.4% of the Bank’s total loans. This portfolio consists of approximately 6,300 first mortgage loans secured by properties in every state in the nation. As we previously stated, our standard products in this portfolio have never included purchased or originated subprime, negative amortizing, or option-arm loans. The portfolio is geographically diverse, the weighted average FICO score of borrowers in this portfolio was 742 at the time of origination, the weighted average loan-to-value of the loans in this portfolio at the time of origination was 68.9%, and the original back end debt ratio was a weighted average of 33.4%. As of September 30, 2008, the average time to payment reset was 60 months. As indicated previously, while this portfolio is experiencing higher delinquencies than in the past, we continue to believe its overall performance remains strong.
     Consumer Loans — “Our Consumer loan portfolio had outstanding balances of $736.0 million at quarter-end, with home equity loans representing 96.6% of this portfolio. None of our home equity loans have been purchased from others; 100% have been originated in our local markets with central underwriting. Approximately 20% of this portfolio is secured by first mortgages. The loans in this portfolio have an updated weighted average loan-to-value, inclusive of first mortgages, of 83.8%, and a weighted average Beacon score of borrowers of approximately 737. We continue to evaluate our consumer loan available commitments and attempt to reduce overall line exposure where appropriate. Partially as a result of this action, consumer loan outstanding balances have remained relatively unchanged since the second quarter of 2008. However, with these efforts, we anticipate that we will continue to experience elevated levels of delinquencies and charge-offs in this portfolio during the balance of the year, based on current economic conditions.”
BankAtlantic Bancorp:
      BankAtlantic Bancorp’s Chairman and CEO, Alan B. Levan, further commented “During the third quarter, 2008, the Company generated approximately $34 million in incremental cash to further support its operations and BankAtlantic. The cash was generated through the following:
•	Sale of all of the warrants to acquire Stifel Financial Corp. common stock for $14.4 million, resulting in a net $1.1 million gain;

•	Sale of all of the Stifel Financial Corp. common stock received on August 14, 2008 from Stifel as a partial pre-payment of the private client contingent payment earned as part of the sale of Ryan Beck Holdings, Inc. to Stifel in February 2007. The stock sale generated cash of $9.6 million and a net gain of $22,000; and

•	Receipt of a $10.3 million tax refund;

“During the quarter, the Company made a $10 million capital contribution to BankAtlantic. At September 30, 2008, BankAtlantic Bancorp had $46.8 million in cash and investments.
     Asset Workout Subsidiary — “As previously announced, during the first quarter of 2008, BankAtlantic Bancorp formed a wholly-owned asset workout subsidiary and purchased certain non-accrual loans from BankAtlantic. These assets are no longer held by BankAtlantic, and any gain or loss associated with these assets will have no impact on BankAtlantic’s operations or capital, but will be included in BankAtlantic Bancorp’s consolidated results. These assets, as with all other assets and liabilities at BankAtlantic Bancorp, should not be combined with those of BankAtlantic when evaluating and comparing metrics for BankAtlantic as the insured financial institution.
     “At September 30, 2008, the loans held by the workout subsidiary totaled $84.4 million with specific loan reserves of $7.7 million. During the 2008 third quarter, primarily as a result of updated valuations, these loans were written-down by $8.3 million. The breakdown of these loans held by the Company’s asset workout subsidiary is as follows:
     “Builder land bank loans: Four non-accrual loans aggregating $22.0 million.
     “Land acquisition and development loans: Four non-accrual loans aggregating $19.5 million.
     “Land acquisition, development and construction loans: Nine non-accrual loans aggregating $29.2 million.
     “Other Commercial real estate loans: Three non-accrual loans aggregating $5.8 million.
     “Commercial business loans: Three non-accrual loans aggregating $5.6 million and one performing loan in the amount of $2.3 million.
     “These commercial real estate non-accrual loans are carried on BankAtlantic Bancorp’s books at approximately 60% of their principal balances prior to charge-offs or specific reserves. While BankAtlantic Bancorp may consider pursuing a possible joint venture or sale of its interests in the workout subsidiary in the future, there is no assurance this will occur.

     Cash Dividend — “BankAtlantic Bancorp’s Board of Directors declared a cash dividend of $0.025 per share to all shareholders of record of its Class A and Class B Common Stock at the close of trading on October 3rd, 2008. This quarter’s dividend declaration marked BankAtlantic Bancorp’s 61st consecutive quarterly dividend payment,” concluded Alan B. Levan.
Financial Highlights:
All per share amounts presented below have been restated to reflect the one-for-five reverse stock split effected by BankAtlantic Bancorp on September 26, 2008

Third Quarter, 2008 Compared to Third Quarter, 2007
BankAtlantic Bancorp — consolidated:
•	(Loss) from continuing operations of ($11.0) million versus ($29.6) million

•	Diluted (loss) per share from continuing operations of ($0.98) versus ($2.61)

•	Book value per share of $35.64 versus $42.10

•	Tangible book value of $29.47 versus $34.46

•	Closing market price on October 28, 2008 of $5.00 versus $20.65 on October 29, 2007
BankAtlantic:
•	Business segment (loss) of ($2.1) million versus ($27.1) million

•	Pre-tax operating earnings of $18.8 million versus $14.6 million- pre-tax operating earnings excludes the impact of provision for loan losses, impairments, restructuring and exit activities of ($23.4) million for the 2008 quarter and ($60.0) million for the 2007 quarter

•	Over 33,000 new core deposit accounts opened

•	Tax equivalent net interest margin of 3.56% versus 3.59%

•	Non-interest income of $33.9 million versus $35.9 million

•	Non-interest expense of $66.3 million versus $70.5 million, a decrease of 6.0%, before the impairment, restructuring and exit activities of $522,000 in 2008 and $11.0 million in 2007

Third Quarter, 2008 Compared to Second Quarter, 2008
BankAtlantic Bancorp — consolidated:
•	(Loss) from continuing operations of ($11.0) million versus ($19.4) million

•	Diluted (loss) per share from continuing operations of ($0.98) versus ($1.73)
BankAtlantic:
•	Business segment (loss) of ($2.1) million versus ($14.1) million

•	Pre-tax operating earnings of $18.8 million versus $20.3 million- pre-tax operating earnings excludes the impact of provision for loan losses, impairments, restructuring and exit activities of ($23.4) million for the third quarter and ($43.8) million for the second quarter

•	Tax equivalent net interest margin of 3.56% versus 3.58%

•	Non-interest income of $33.9 million versus $36.7 million

•	Non-interest expense of $66.3 million versus $66.4 million, before the impairment, restructuring and exit activities of $522,000 in the third quarter and $6.0 million during the second quarter
Year-to-date 2008 Compared to Year-to-date 2007
BankAtlantic Bancorp — consolidated:
•	(Loss) from continuing operations of ($54.9) million versus ($20.1) million

•	Diluted (loss) per share from continuing operations of ($4.89) versus ($1.71)
BankAtlantic:
•	Business segment (loss) of ($33.1) million versus ($16.1) million

•	Pre-tax operating earnings of $54.0 million versus $42.7 million- pre-tax operating earnings excludes the impact of provision for loan losses, impairments, restructuring and exit activities of ($110.0) million year-to-date 2008 and ($76.0) million year-to-date 2007

•	Nearly 136,000 new core deposit accounts opened

•	Non-interest income of $106.2 million versus $107.6 million, a decrease of 1.29%

•	Non-interest expense of $201.4 million versus $217.1 million, a decrease of 7.3%, before the $6.4 million and $14.7 million of impairment, restructuring and exit activities during the 2008 and 2007 periods

Third Quarter, 2008 Capital and Credit Highlights:
Capital Ratios (BankAtlantic)

Capital Ratios	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Total Risk-Based	11.75%	11.77%	11.83%	11.63%	11.93%
Tier 1 Risk-Based	9.95%	9.99%	10.04%	9.85%	10.17%
Core	6.89%	6.82%	6.87%	6.94%	7.20%

Net Charge-offs, for the three-months ended:

($ in thousands)	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Commercial Real Estate	$4,965	$14,501	$40,591	$3,118	$9,444
Consumer	7,621	7,095	4,748	4,045	1,569
Small Business	1,334	345	1,135	449	358
Purchased Residential	753	761	584	216	0
CRA Residential	249	74	40	39	3
Commercial Business	(9)	(3)	(26)	(14)	(29)
Total BankAtlantic	$14,913	$22,773	$47,072	$7,853	$11,345
Parent-Workout Sub	8,290	8,184	na	na	na
Consolidated Total	$23,203	$30,957	$47,072	$7,853	$11,345

Non-accrual loans, at period-end:

($ in thousands)	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Commercial Real Estate	$56,419	$54,033	$35,381	$159,278	$156,299
Consumer	5,867	4,495	4,374	3,218	3,205
Small Business	3,911	1,165	893	883	533
Purchased Residential	21,266	16,721	13,236	6,895	4,113
CRA Residential	2,279	1,487	1,906	1,783	1,219
Commercial Business	0	0	0	6,534	0
Total BankAtlantic	$89,742	$77,901	$55,790	$178,591	$165,369
Parent-Workout Sub	82,059	90,412	101,493	na	na
Consolidated Total	$171,801	$168,313	$157,283	$178,591	$165,369

Delinquencies, excluding non-accrual loans, at period-end:

Loan Principal
Balances at 9/30/08
($ in thousands)		9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
$1,232,490	Commercial Real Estate	0.41%*	0.42%	1.97%	0.00%	0.43%
721,218	Consumer	1.17%	1.54%	1.14%	1.08%	0.90%
321,941	Small Business	0.95%	0.93%	0.49%	0.14%	0.31%
1,924,301	Purchased Residential	0.73%	0.44%	0.52%	0.43%	0.30%
64,022	CRA Residential	2.57%	1.55%	0.93%	2.54%	2.10%
154,157	Commercial Business	0.00%	0.00%	0.00%	1.03%	0.43%
$4,418,129	Total BankAtlantic	0.73%*	0.65%	0.98%	0.43%	0.45%

*	Excludes $26 million of CRE loans that had matured and approved for renewal or forbearance at 9/30/08 but were not fully documented at that time. Including these loans, CRE delinquencies were 2.52% and Total BankAtlantic delinquencies were 1.31% at 9/30/2008.
Loan Provision & Allowance for Loan Losses

	3Q 2008	Allowance for Loan Losses	% of Reserves
($ in thousands)	Loan Provision	at September 30, 2008	to Total Loans
Commercial Real Estate	$4,015	$61,882	5.03%
Consumer	14,574	30,279	4.11%
Small Business	2,861	7,122	2.22%
Residential	1,483	4,978	0.25%
Commercial Business	(9)	2,174	1.44%
Total BankAtlantic	$22,924	$106,435	2.40%
Parent-Workout Sub	8,290	7,702	9.13%
Consolidated Total	$31,214	$114,137	2.53%

Financial data is provided in the supplemental financial tables available at www.BankAtlanticBancorp.com for both BankAtlantic (bank only) as well as the Parent- BankAtlantic Bancorp.

•	To view the financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.
Additionally, BankAtlantic financial information is provided quarterly to the OTS through Thrift Financial Reports, available to the public through the OTS and FDIC websites.
     Copies of BankAtlantic Bancorp’s third quarter, 2008 financial results press release and financial summary, and the Supplemental Financials will also be made available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

BankAtlantic Bancorp plans to host an investor and media teleconference call and webcast on Wednesday, October 29, 2008 at 11:00 a.m. (Eastern Time).
Teleconference Call Information:
     To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 67268597.
     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Friday, November 14, 2008. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 67268597.
Webcast Information:
     Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or go directly to http://www.visualwebcaster.com/event.asp?id=51813. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Friday, November 14, 2008.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank”, with over $6 billion in assets and more than 100 stores is one of the largest financial institutions headquartered in Florida. BankAtlantic provides a full line of products and services encompassing consumer and commercial banking. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, Totally Free Online Banking & Bill Pay, a 7-Day Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift. BankAtlantic has been serving communities throughout Florida since 1952 and currently operates more than 250 conveniently located ATMs. The bank has supported thousands of charitable, civic and professional organizations since the inception of the BankAtlantic Foundation in 1994.

For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website:
www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Leo Hinkley,
Senior Vice President, Investor Relations Officer
Email: InvestorRelations@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: 954-940-6383, Fax: 954-940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Rbb Public Relations
Sandra Fine
Telephone: 305-567-0535, Fax: 305-448-5027
Email: sandra.fine@rbbpr.com
# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, including the impact of a continued downturn in the economy or a recession on our business generally, as well as the ability of our borrowers to service their obligations and of our customers to maintain account balances; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans (including those held in the asset workout subsidiary of the Company) of a sustained downturn in the economy and in the real estate market and other changes in the real estate markets in our trade area, and where our collateral is located; the quality of our residential land acquisition and development loans (including “Builder land bank loans”) and conditions specifically in that market sector; the risks of additional charge-offs, impairments and required increases in our allowance for loan losses; BankAtlantic Bancorp’s ability to successfully manage the loans held by the newly formed asset workout subsidiary; the successful completion of a sale or joint venture of BankAtlantic Bancorp’s interests in the newly formed asset workout subsidiary in the future, and the risk that we will continue to realize losses in that loan portfolio; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets and the impact of such conditions on our activities, the value of our assets and on the ability of our borrowers to service their debt obligations; BankAtlantic’s seven-day banking initiatives and other growth, marketing or advertising initiatives not resulting in continued growth of core deposits or increasing average balances of new deposit accounts or producing results which do not justify their costs; the success of our expense reduction initiatives and the ability to achieve additional cost savings; the success of BankAtlantic’s store expansion program, and achieving growth and profitability at the stores in the time frames anticipated, if at all; and the impact of periodic testing of goodwill, deferred tax assets and other assets for impairment. Past performance, actual or estimated new account openings and growth may not be indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

								For the Nine
		For the Three Months Ended						Months Ended
			9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	9/30/2008	9/30/2007

Earnings (in thousands):
Net loss from continuing operations			$(10,982)	(19,363)	(24,564)	(9,926)	(29,610)	(54,909)	(20,086)
Net loss			$(6,063)	(19,363)	(23,443)	(9,926)	(29,610)	(48,869)	(12,274)

Average Common Shares Outstanding (in thousands):
Basic			11,228	11,223	11,219	11,211	11,366	11,224	11,774
Diluted			11,228	11,223	11,219	11,211	11,366	11,224	11,774

Key Performance Ratios
Basic loss per share from continuing operations			$(0.98)	(1.73)	(2.19)	(0.89)	(2.61)	(4.89)	(1.71)
Diluted loss per share from continuing operations			$(0.98)	(1.73)	(2.19)	(0.89)	(2.61)	(4.89)	(1.71)
Basic loss per share			$(0.54)	(1.73)	(2.09)	(0.89)	(2.61)	(4.35)	(1.04)
Diluted loss per share			$(0.54)	(1.73)	(2.09)	(0.89)	(2.61)	(4.35)	(1.04)
Return on average tangible assets from continuing operations	(note 1)	%	(0.69)	(1.26)	(1.57)	(0.63)	(1.85)	(1.17)	(0.42)
Return on average tangible equity from continuing operations	(note 1)	%	(12.76)	(21.63)	(25.73)	(9.96)	(27.45)	(20.26)	(6.04)

Average Balance Sheet Data (in millions):
Assets			$6,397	6,235	6,350	6,354	6,479	6,327	6,442
Tangible assets	(note 1)		$6,322	6,160	6,274	6,278	6,402	6,252	6,363
Loans			$4,544	4,571	4,642	4,654	4,693	4,586	4,674
Investments			$1,347	1,138	1,191	1,172	1,244	1,226	1,194
Deposits and escrows			$3,935	3,907	3,949	3,960	3,984	3,930	3,978
Stockholders’ equity			$415	435	459	471	506	436	520
Tangible stockholders’ equity	(note 1)		$344	358	382	399	431	361	443
Note:
(1)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

	September 30,	December 31,
(in thousands, except share data)	2008	2007
ASSETS
Cash and cash equivalents	$236,940	124,574
Securities available for sale (at fair value)	734,971	925,363
Investment securities (approximate fair value: $2,812 and $44,688)	2,036	39,617
Financial instruments accounted for at fair value	—	10,661
Tax certificates net of allowance of $5,515 and $3,289	294,029	188,401
Loans receivable, net of allowance for loan losses of $114,137 and $94,020	4,405,098	4,524,188
Federal Home Loan Bank stock, at cost which approximates fair value	77,152	74,003
Real estate held for development and sale	22,016	33,741
Real estate owned	20,054	17,216
Office properties and equipment, net	219,008	243,863
Goodwill and other intangible assets	74,864	75,886
Other assets	141,716	121,304

Total assets	$6,227,884	6,378,817

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$767,179	824,211
NOW	938,366	900,233
Savings	432,246	580,497
Money market	494,505	624,390
Certificates of deposit	1,235,936	1,024,074

Total deposits	3,868,232	3,953,405
Advances from FHLB	1,468,032	1,397,044
Securities sold under agreements to repurchase	46,350	58,265
Federal funds purchased and other short term borrowings	50,000	108,975
Subordinated debentures and bonds payable	26,098	26,654
Junior subordinated debentures	294,195	294,195
Other liabilities	74,744	80,958

Total liabilities	5,827,651	5,919,496

Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	219,242	217,140
Retained earnings	186,436	236,150

Total stockholders’ equity before accumulated other comprehensive (loss) income	405,791	453,403
Accumulated other comprehensive (loss) income	(5,558)	5,918

Total stockholders’ equity	400,233	459,321

Total liabilities and stockholders’ equity	$6,227,884	6,378,817

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	9/30/2008	9/30/2007

INTEREST INCOME:
Interest and fees on loans	$60,843	61,583	68,136	74,415	80,082	190,562	239,583
Interest on securities available for sale	9,966	10,553	10,490	8,075	4,835	31,009	14,024
Interest on tax exempt securities	—	—	14	1,266	3,838	14	11,434
Interest on tax certificates	8,893	4,926	3,565	3,939	4,589	17,384	12,366
Interest and dividends on taxable investments	1,482	1,425	1,527	1,727	1,552	4,434	4,804

Total interest income	81,184	78,487	83,732	89,422	94,896	243,403	282,211

INTEREST EXPENSE:
Interest on deposits	15,552	14,508	18,593	21,443	22,558	48,653	63,033
Interest on advances from FHLB	13,401	12,433	14,946	17,443	18,987	40,780	55,813
Interest on short-term borrowed funds	330	725	1,279	2,068	2,940	2,334	7,505
Interest on long-term debt	5,484	5,220	6,283	6,650	6,652	16,987	18,902

Total interest expense	34,767	32,886	41,101	47,604	51,137	108,754	145,253

NET INTEREST INCOME	46,417	45,601	42,631	41,818	43,759	134,649	136,958
Provision for loan losses	31,214	47,247	42,888	9,515	48,949	121,349	61,327

NET INTEREST INCOME AFTER PROVISION	15,203	(1,646)	(257)	32,303	(5,190)	13,300	75,631

NON-INTEREST INCOME:
Service charges on deposits	23,924	24,466	24,014	26,342	25,894	72,404	76,297
Other service charges and fees	7,309	7,121	7,433	7,171	7,222	21,863	21,779
Securities activities, net	1,132	8,965	(4,738)	(3,163)	1,207	5,359	11,575
Gain on sales of loans	42	129	76	68	88	247	426
Income from unconsolidated subsidiaries	265	287	1,275	337	348	1,827	2,163
Other	2,524	2,908	2,579	1,690	1,863	8,011	6,618

Total non-interest income	35,196	43,876	30,639	32,445	36,622	109,711	118,858

NON-INTEREST EXPENSE:
Employee compensation and benefits	31,679	33,181	35,155	37,922	34,258	100,015	113,256
Occupancy and equipment	15,996	16,172	16,386	17,026	16,954	48,554	48,825
Advertising and business promotion	3,430	3,662	4,895	5,659	4,276	11,987	14,343
Professional fees	3,160	2,219	2,760	3,067	2,542	8,139	5,623
Check losses	2,094	2,101	2,718	3,547	3,341	6,913	7,929
Supplies and postage	1,080	1,282	1,006	1,502	1,159	3,368	4,644
Telecommunication	753	1,331	1,502	1,348	1,286	3,586	4,223
Impairment, restructuring and exit activities	522	5,952	(65)	5,681	11,005	6,409	14,680
Other	9,936	7,839	5,676	6,720	6,858	23,451	20,826

Total non-interest expense	68,650	73,739	70,033	82,472	81,679	212,422	234,349

Loss from continuing operations before income taxes	(18,251)	(31,509)	(39,651)	(17,724)	(50,247)	(89,411)	(39,860)
Benefit for income taxes	(7,269)	(12,146)	(15,087)	(7,798)	(20,637)	(34,502)	(19,774)

Loss from continuing operations	(10,982)	(19,363)	(24,564)	(9,926)	(29,610)	(54,909)	(20,086)
Discontinued operations	4,919	—	1,121	—	—	6,040	7,812

Net loss	$(6,063)	(19,363)	(23,443)	(9,926)	(29,610)	(48,869)	(12,274)

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the Three Months Ended
(in thousands except percentages and per share data)		9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Loans:
Residential real estate		$2,010,749	2,086,519	2,162,421	2,196,552	2,245,138
Commercial real estate		1,320,678	1,292,627	1,307,236	1,317,578	1,346,842
Consumer		755,050	743,123	722,327	697,764	662,320
Commercial business		135,909	129,332	131,770	132,677	134,390
Small business		322,048	319,096	318,588	309,322	304,388

Total Loans		4,544,434	4,570,697	4,642,342	4,653,893	4,693,078
Investments — taxable		1,346,852	1,137,831	1,186,441	1,036,382	841,486
Investments — tax exempt		—	—	4,314	135,961	402,482

Total interest earning assets		5,891,286	5,708,528	5,833,097	5,826,236	5,937,046
Goodwill and core deposit intangibles		75,029	75,401	75,718	76,068	76,419
Other non-interest earning assets		430,683	450,999	440,961	451,397	465,427

Total assets		$6,396,998	6,234,928	6,349,776	6,353,701	6,478,892

Tangible assets	(note 1)	$6,321,969	6,159,527	6,274,058	6,277,633	6,402,473

Deposits:
Demand deposits		$812,505	878,864	854,534	885,006	922,293
Savings		471,270	552,094	566,448	589,966	611,862
NOW		955,392	941,964	926,381	830,898	792,462
Money market		557,343	617,013	609,062	638,041	660,925
Certificates of deposit		1,138,615	917,133	992,078	1,015,940	996,415

Total deposits		3,935,125	3,907,068	3,948,503	3,959,851	3,983,957
Short-term borrowed funds		79,503	148,407	163,124	182,134	225,034
FHLB advances		1,598,111	1,389,835	1,423,746	1,368,242	1,398,245
Long-term debt		320,283	320,469	320,650	321,885	318,762

Total borrowings		1,997,897	1,858,711	1,907,520	1,872,261	1,942,041
Other liabilities		48,981	34,023	34,673	50,554	46,805

Total liabilities		5,982,003	5,799,802	5,890,696	5,882,666	5,972,803

Stockholders’ equity		414,995	435,126	459,080	471,035	506,089

Total liabilities and stockholders’ equity		$6,396,998	6,234,928	6,349,776	6,353,701	6,478,892

Other comprehensive income (loss) in stockholders’ equity		(4,184)	1,679	1,496	(3,562)	(1,765)

Tangible stockholders’ equity	(note 1)	$344,150	358,046	381,866	398,529	431,435

Net Interest Margin		3.16%	3.18%	2.91%	2.95%	3.11%

Period End
Total loans, net		$4,405,098	4,442,529	4,483,305	4,524,188	4,586,625
Total assets		6,227,884	6,514,975	6,390,690	6,378,817	6,485,593
Total stockholders’ equity		400,233	408,206	433,896	459,321	471,889
Class A common shares outstanding		10,254,570	10,251,382	10,245,744	10,239,235	10,233,640
Class B common shares outstanding		975,225	975,225	975,225	975,225	975,225
Cash dividends		281,479	281,431	280,524	281,130	2,315,458
Common stock cash dividends per share		0.025	0.025	0.025	0.025	0.206
Closing stock price		8.20	8.80	19.55	20.50	43.35
High stock price for the quarter		15.00	20.75	29.00	48.00	46.26
Low stock price for the quarter		4.05	7.80	16.30	14.45	37.50
Book value per share		35.64	36.36	38.67	40.96	42.10

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	9/30/2008	9/30/2007

Net interest income	$51,195	49,923	48,005	47,291	49,235	149,123	152,219
Provision for loan losses	22,924	37,801	42,888	9,515	48,949	103,613	61,327

Net interest income after provision for loan losses	28,271	12,122	5,117	37,776	286	45,510	90,892

Non-interest income
Service charges on deposits	23,924	24,466	24,014	26,342	25,894	72,404	76,297
Other service charges and fees	7,309	7,121	7,433	7,171	7,222	21,863	21,779
Securities activities, net	1	1,960	341	861	613	2,302	1,446
Loss from real estate operations	—	(281)	—	—	—	(281)	(12)
Gain on sales of loans	42	129	76	68	88	247	426
Income from unconsolidated subsidiaries	122	147	1,113	163	182	1,382	1,056
(Loss) gain on the sale of office properties, net	(88)	40	(61)	(564)	(362)	(109)	(557)
Other non-interest income	2,608	3,146	2,637	2,249	2,224	8,391	7,157

Total non-interest income	33,918	36,728	35,553	36,290	35,861	106,199	107,592

Non-interest expense
Employee compensation and benefits	30,353	32,118	34,243	37,221	34,244	96,714	111,536
Occupancy and equipment	15,993	16,171	16,383	17,023	16,951	48,547	48,816
Advertising and business promotion	3,388	3,564	4,861	5,596	4,221	11,813	14,088
Professional fees	2,696	2,004	2,260	2,969	2,444	6,960	5,297
Check losses	2,094	2,101	2,718	3,547	3,341	6,913	7,929
Supplies and postage	1,076	1,281	1,003	1,441	1,158	3,360	4,637
Telecommunication	748	1,326	1,496	1,342	1,283	3,570	4,210
Impairment, restructuring and exit activities	522	5,952	(65)	5,681	11,005	6,409	14,680
Other	9,936	7,820	5,727	6,761	6,848	23,483	20,594

Total non-interest expense	66,806	72,337	68,626	81,581	81,495	207,769	231,787

Loss from bank operations business segment before income taxes	(4,617)	(23,487)	(27,956)	(7,515)	(45,348)	(56,060)	(33,303)
Benefit for income taxes	(2,525)	(9,428)	(10,975)	(4,143)	(18,236)	(22,928)	(17,235)

Net loss from bank operations business segment	$(2,092)	(14,059)	(16,981)	(3,372)	(27,112)	(33,132)	(16,068)

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

							For the Nine
(in thousands except percentages		For the Three Months Ended					Months Ended
and per share data)		9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	9/30/2008	9/30/2007
Statistics:
Tax equivalent:
Average earning assets		$5,770,265	5,569,690	5,669,461	5,653,913	5,750,192	5,670,172	5,702,702
Average interest bearing liabilities		$4,839,138	4,610,344	4,712,913	4,656,897	4,718,381	4,721,230	4,620,695
Average tangible assets		$6,187,300	6,002,728	6,085,957	6,080,693	6,194,549	6,092,344	6,138,565
Average tangible equity		$486,523	466,141	467,952	481,495	507,963	473,584	505,111
Borrowings to deposits and borrowings	%	29.53	31.61	28.74	28.74	29.89	29.53	29.89
Tax equivalent:
Yield on earning assets	%	5.61	5.61	5.88	6.33	6.71	5.70	6.71
Cost of interest-bearing liabilities	%	2.45	2.46	3.02	3.54	3.80	2.64	3.72
Interest spread	%	3.16	3.15	2.86	2.79	2.91	3.06	2.99
Net interest margin	%	3.56	3.58	3.37	3.41	3.59	3.50	3.70
Performance:
Efficiency ratio	%	78.49	83.48	82.13	97.61	95.77	81.38	89.21
Efficiency ratio before impairment, restructuring and exit activities	%	77.88	76.61	82.21	90.81	82.84	78.87	83.56
Return on average tangible assets	%	(0.14)	(0.94)	(1.12)	(0.22)	(1.75)	(0.73)	(0.35)
Return on average tangible equity	%	(1.72)	(12.06)	(14.52)	(2.80)	(21.35)	(9.33)	(4.24)
Earning assets repricing:
Percent of earning assets that have fixed rates	%	53	52	53	54	54
Percent of earning assets that have variable rates	%	47	48	47	46	46
One year Gap	%	(2)	1	3	(3)	(9)
Regulatory Capital Ratios
Total risk-based capital	%	11.75	11.77	11.83	11.63	11.93
Tier I risk-based capital	%	9.95	9.99	10.04	9.85	10.17
Core capital	%	6.89	6.82	6.87	6.94	7.20

Bank Operations Business Segment
Condensed Statements of Financial Condition (Unaudited)

	As of
(in thousands)	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
ASSETS
Loans receivable, net	$4,328,467	4,357,541	4,388,334	4,524,188	4,586,625
Investment securities	371,181	501,741	237,031	262,404	482,666
Available for sale securities	731,279	755,651	790,570	789,917	570,624
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	4,375	4,711	5,047	5,397	5,747
Other assets	607,188	679,015	720,485	509,567	557,951

Total assets	$6,112,979	6,369,148	6,211,956	6,161,962	6,274,102

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$767,179	891,142	912,862	824,211	896,094
NOW	938,366	939,714	928,275	900,233	801,289
Savings	432,246	526,303	571,456	580,497	613,010
Money market	494,505	621,899	618,045	624,390	656,218
Certificates of deposit	1,235,936	955,921	964,976	1,024,074	1,002,197

Total deposits	3,868,232	3,934,979	3,995,614	3,953,405	3,968,808
Advances from Federal Home Loan Bank	1,468,032	1,657,036	1,477,040	1,397,044	1,417,047
Short term borrowings	127,041	135,200	108,009	170,433	245,895
Long term debt	26,098	26,287	26,467	26,654	29,125
Other liabilities	72,552	65,655	65,351	79,147	74,539

Total liabilities	5,561,955	5,819,157	5,672,481	5,626,683	5,735,414
Stockholder’s equity	551,024	549,991	539,475	535,279	538,688

Total liabilities and stockholder’s equity	$6,112,979	6,369,148	6,211,956	6,161,962	6,274,102

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	September 30, 2008			September 30, 2007
(in thousands)	Average	Revenue/	Yield/	Average	Revenue/		Yield/
	Balance	Expense	Rate	Balance	Expense		Rate
Loans:
Residential real estate	$2,010,749	27,275	5.43%	$2,245,138	30,901		5.51%
Commercial real estate	1,229,755	17,687	5.75	1,346,842	27,519		8.17
Consumer	755,050	7,951	4.21	662,320	12,419		7.50
Commercial business	134,374	2,414	7.19	134,390	3,054		9.09
Small business	322,048	5,458	6.78	304,388	6,189		8.13

Total loans	4,451,976	60,785	5.46	4,693,078	80,082		6.83
Investments — tax exempt	—	—	—	390,906	5,765	(1)	5.90
Investments — taxable	1,318,289	20,159	6.12	666,208	10,580		6.35

Total interest earning assets	5,770,265	80,944	5.61%	5,750,192	96,427		6.71%

Goodwill and core deposit intangibles	75,029			76,419
Other non-interest earning assets	417,035			444,357

Total Assets	$6,262,329			$6,270,968

Deposits:
Savings	$471,270	963	0.81%	$611,862	3,642		2.36%
NOW	955,392	2,256	0.94	792,462	2,355		1.18
Money market	557,343	2,089	1.49	660,925	4,881		2.93
Certificates of deposit	1,138,615	10,244	3.58	996,415	11,679		4.65

Total interest bearing deposits	3,122,620	15,552	1.98	3,061,664	22,557		2.92

Short-term borrowed funds	92,319	378	1.63	229,366	2,998		5.19
Advances from FHLB	1,598,111	13,401	3.34	1,398,245	18,987		5.39
Long-term debt	26,088	418	6.37	29,106	632		8.61

Total interest bearing liabilities	4,839,138	29,749	2.45	4,718,381	45,174		3.80
Demand deposits	812,402			922,452
Non-interest bearing other liabilities	53,279			54,210

Total Liabilities	5,704,819			5,695,043
Stockholder’s equity	557,510			575,925

Total liabilities and stockholder’s equity	$6,262,329			$6,270,968

Net tax equivalent interest income/ net interest spread		$51,195	3.16%		$51,253		2.91%

Tax equivalent adjustment		—			(2,018)

Net interest income		51,195			49,235

Margin
Interest income/interest earning assets			5.61%				6.71%
Interest expense/interest earning assets			2.05				3.12

Net interest margin (tax equivalent)			3.56%				3.59%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations
Average Balance Sheet — Yield / Rate Analysis

	For the Nine Months Ended
	September 30, 2008			September 30, 2007
(in thousands)	Average	Revenue/	Yield/	Average	Revenue/		Yield/
	Balance	Expense	Rate	Balance	Expense		Rate
Loans:
Residential real estate	$2,086,286	85,396	5.46%	$2,214,307	90,593		5.46%
Commercial real estate	1,242,058	54,162	5.81	1,383,783	85,658		8.25
Consumer	740,221	26,778	4.82	634,925	35,619		7.48
Commercial business	131,055	7,178	7.30	145,759	9,846		9.01
Small business	320,328	16,873	7.02	295,211	17,867		8.07

Total loans	4,519,948	190,387	5.62	4,673,985	239,583		6.83
Investments — tax exempt	—	—	—	395,218	17,412	(1)	5.87
Investments — taxable	1,150,224	51,996	6.03	633,499	29,782		6.27

Total interest earning assets	5,670,172	242,383	5.70%	5,702,702	286,777		6.71%

Goodwill and core deposit intangibles	75,381			76,778
Other non-interest earning assets	422,172			435,863

Total Assets	$6,167,725			$6,215,343

Deposits:
Savings	$529,723	4,265	1.08%	$582,714	9,613		2.21%
NOW	941,297	6,837	0.97	781,911	5,616		0.96
Money market	594,338	7,674	1.72	662,990	13,608		2.74
Certificates of deposit	1,016,390	29,878	3.93	983,990	34,195		4.65

Total deposits	3,081,748	48,654	2.11	3,011,605	63,032		2.80

Short-term borrowed funds	142,181	2,490	2.34	196,953	7,722		5.24
Advances from FHLB	1,471,029	40,780	3.70	1,382,768	55,813		5.40
Long-term debt	26,272	1,336	6.79	29,369	1,897		8.64

Total interest bearing liabilities	4,721,230	93,260	2.64	4,620,695	128,464		3.72
Demand deposits	848,558			966,898
Non-interest bearing other liabilities	49,308			53,738

Total Liabilities	5,619,096			5,641,331
Stockholder’s equity	548,629			574,012

Total liabilities and stockholder’s equity	$6,167,725			$6,215,343

Net interest income/net interest spread		149,123	3.06%		158,313		2.99%

Tax equivalent adjustment		—			(6,094)

Net interest income		149,123			152,219

Margin
Interest income/interest earning assets			5.70%				6.71%
Interest expense/interest earning assets			2.20				3.01

Net interest margin			3.50%				3.70%

(1) The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

							For the Nine
(in thousands)		For the Three Months Ended					Months Ended
		9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	9/30/2008	9/30/2007
Allowance for Loan Losses

Beginning balance		$98,424	83,396	94,020	92,358	54,754	94,020	43,602

Charge-offs:
Residential real estate		(1,077)	(1,027)	(624)	(255)	(3)	(2,728)	(206)
Commercial real estate		(4,965)	(14,501)	(40,591)	(3,118)	(9,444)	(60,057)	(9,444)
Commercial business		—	—	—	—	—	—	—
Consumer		(7,684)	(7,225)	(4,836)	(4,094)	(1,689)	(19,745)	(2,971)
Small business		(1,471)	(464)	(1,196)	(534)	(581)	(3,131)	(2,020)

Total charge-offs		(15,197)	(23,217)	(47,247)	(8,001)	(11,717)	(85,661)	(14,641)

Recoveries:
Residential real estate		75	192	—	—	—	267	15
Commercial real estate		—	—	—	—	—	—	304
Commercial business		9	3	26	14	29	38	848
Consumer		63	130	88	49	120	281	368
Small business		137	119	61	85	223	317	535

Total recoveries		284	444	175	148	372	903	2,070

Net charge-offs		(14,913)	(22,773)	(47,072)	(7,853)	(11,345)	(84,758)	(12,571)
Transfer specific reserves to Parent		—	—	(6,440)	—	—	(6,440)	—
Provision for loan losses		22,924	37,801	42,888	9,515	48,949	103,613	61,327

Ending balance		$106,435	98,424	83,396	94,020	92,358	106,435	92,358

Annualized net charge-offs to average loans	%	1.34	2.04	4.06	0.67	0.97	2.50	0.36

		As of
		9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Credit Quality

Nonaccrual loans	$	89,742	77,901	55,790	178,591	165,369
Nonaccrual tax certificates		2,317	2,309	2,013	2,094	1,140
Real estate owned		20,054	20,298	19,784	17,216	17,159
Other repossessed assets		—	—	—	—	—

Total nonperforming assets		112,113	100,508	77,587	197,901	183,668

Nonperforming assets to total loans and other assets	%	2.36	2.05	1.67	4.10	3.74
Allowance for loan losses to total loans	%	2.40	2.21	1.86	2.04	1.97
Provision to average loans	%	2.06	3.38	3.70	0.82	4.17
Allowance to nonaccrual loans	%	118.60	126.34	149.48	52.65	55.85
Nonperforming loans to total loans	%	2.02	1.75	1.25	3.87	3.53
Nonperforming assets to reserves and stockholder equity	%	17.05	15.50	12.46	31.45	29.11

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	9/30/2008	9/30/2007
Net interest expense	$(4,778)	(4,324)	(5,374)	(5,473)	(5,476)	(14,476)	(15,261)
Provision for loan losses	8,290	9,446	—	—	—	17,736	—

Net interest income after provision for loan losses	(13,068)	(13,770)	(5,374)	(5,473)	(5,476)	(32,212)	(15,261)

Non-interest income
Income from unconsolidated subsidiaries	143	140	162	174	167	445	1,107
Securities activities, net	1,131	7,005	(5,079)	(4,024)	594	3,057	10,129
Other	202	269	271	275	156	742	589

Non-interest income	1,476	7,414	(4,646)	(3,575)	917	4,244	11,825

Non-interest expense
Employee compensation and benefits	1,326	1,063	912	701	14	3,301	1,720
Advertising and business promotion	42	98	34	62	55	174	255
Professional fees	464	215	500	98	98	1,179	326
Other	210	290	229	300	173	729	820

Non-interest expense	2,042	1,666	1,675	1,161	340	5,383	3,121

Loss from parent company activities before income taxes	(13,634)	(8,022)	(11,695)	(10,209)	(4,899)	(33,351)	(6,557)
Benefit for income taxes	(4,744)	(2,718)	(4,112)	(3,655)	(2,401)	(11,574)	(2,539)

Net loss from parent company business segment	$(8,890)	(5,304)	(7,583)	(6,554)	(2,498)	(21,777)	(4,018)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

ASSETS
Cash	$41,031	17,261	27,624	9,163	12,540
Securities	5,727	18,664	28,864	185,724	201,155
Investment in subsidiaries	634,266	638,679	634,447	535,281	538,691
Investment in unconsolidated subsidiaries	8,820	8,820	8,820	8,820	8,839
Other assets	9,482	21,006	30,672	16,339	8,466

Total assets	$699,326	704,430	730,427	755,327	769,691

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$294,195	294,195	294,195	294,195	294,195
Other liabilities	4,898	2,029	2,336	1,811	3,607

Total liabilities	299,093	296,224	296,531	296,006	297,802

Stockholders’ equity	400,233	408,206	433,896	459,321	471,889

Total liabilities and stockholders’ equity	$699,326	704,430	730,427	755,327	769,691

Parent Company Business Segment
Allowance for Loan Loss and Credit Quality
Parent Company and Work-out Subsidiary

				For the Nine
(in thousands)	For the Three Months Ended			Months Ended
	9/30/2008	6/30/2008	3/31/2008	9/30/2008
Allowance for Loan Losses

Beginning balance	$7,702	6,440	—	—
Charge-offs	(8,290)	(8,184)	—	(16,474)
Specific reserves transfer from BankAtlantic	—	—	6,440	6,440
Provision for loan losses	8,290	9,446	—	17,736

Ending balance	$7,702	7,702	6,440	7,702

	As of
	9/30/2008	6/30/2008	3/31/2008
Credit Quality
Nonaccrual loans	$82,059	90,412	101,493
Specific reserves	(7,702)	(7,702)	(6,440)

Nonaccrual loans, net	$74,357	82,710	95,053

Consolidated BankAtlantic Bancorp and Subsidiaries
Nonperforming Assets and Credit Quality Statistics

(in thousands)		As of
		9/30/2008	6/30/2008	3/31/2008
Nonperforming Assets
Commercial real estate		$132,840	138,808	130,645
Residential		23,545	18,208	15,141
Consumer		5,867	4,495	4,374
Commercial business		5,638	5,638	6,231
Small business		3,911	1,165	893

Total nonaccrual loans		171,801	168,314	157,284
Nonaccrual tax certificates		2,317	2,309	2,013
Real estate owned		20,054	20,298	19,784
Other repossessed assets		—	—	—

Total nonperforming assets, gross		$194,172	190,921	179,081

Credit Quality Statistics
Nonperforming assets, gross to total loans and other assets	%	4.01	3.83	3.77
Allowance for loan losses to total loans	%	2.53	2.33	1.96
Provision to average loans	%	2.75	4.13	3.70
Allowance to nonaccrual loans	%	66.44	63.05	57.12